SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 19, 1998
(Date of earliest event reported)

UNICO, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-15303
Commission File Number

73-1215433
IRS Employer Identification No.


8380 Alban Rd, Springfield, VA 22150
(Address of principal executive office)(Zip Code)

(703) 844-0200
Registrant's telephone number, including area code


Common Shares Outstanding on June 19, 1998: 2,119,077

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of The Securities Act of 1934 during the preceding 12 months (or for each shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past ninety (90) days.

[X] Yes      [ ] No


Item 1.  Changes in Control of Registrant

Not Applicable

Item 2.  Acquisition or Disposition of Assets

Not Applicable

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

UNICO, Inc. (the "Corporation") was notified in writing on June 15, 1998, that the Corporation's certifying accountants, Aronson, Fetridge & Weigle, resigned as the Corporation's certifying accountants as of that date. Aronson, Fetridge & Weigle has served as the Corporation's independent accountants for the fiscal years ended December 31, 1996 and 1997. The prior independent accountants were Arthur Andersen & Co., LLP and, prior to that Deloitte & Touche, LLP.

The Accountant's Reports issued by Aronson, Fetridge & Weigle for the years ended December 31, 1996 and 1997, regarding the consolidated financial results and condition of the Corporation were qualified as to the "Going Concern" status of the Corporation. The reports, otherwise contained no adverse or qualified opinions, nor were they modified as to audit scope or accounting principle. There are no disagreements between the Corporation and Aronson, Fetridge & Weigle on any matters of unpaid professional fees, accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

As of the date of this report, the Corporation has not named or retained services from a new independent accountant or accounting firm.


Item 5.  Other Events

Not applicable

Item 6.  Resignations of Registrant's Directors

Not Applicable

Item 7.  Financial Statements and Exhibits

(C) Exhibit

(15) Letter regarding resignation of certifying accountants.

Item 8.  Change in Fiscal Year

Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO, Inc. (Registrant)

Date:	June 19, 1998,

By:/s/Gerard R. Bernier
Chief Executive Officer and President


Exhibit

June 12, 1998

To the Audit Committee of the Board of Directors
UNICO, Inc.
8380 Alban Road
Springfield, Virginia 22150

Notice is hereby given that the firm of Aronson, Fetridge & Weigle resigns as auditors and Independent Certifying Accountants of UNICO, Inc., effective as of the date of this letter.

UNICO, Inc., as the registrant, is required to notify the Securities and Exchange Commission of our resignation within five (5) business days of this event on Form 8-K. We should be provided with a copy of your filing since we must report to the Commission by letter our concurrence or any exceptions to the information included in your filing. Our letter can be included as part of your Form 8-K filing or we can submit it separately, whichever you deem appropriate.

Very truly yours,

/s/Aronson, Fetridge & Weigle